EXECUTION VERSION

CLIFFS NATURAL RESOURCES INC.

9,000,000 Common Shares

Underwriting Agreement

February 14, 2013

J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of the

    several Underwriters listed

    in Schedule 1 hereto

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

      Incorporated

One Bryant Park

New York, New York 10036

Ladies and Gentlemen:

Cliffs Natural Resources Inc., an Ohio corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of 9,000,000 common shares, par value $0.125 per share, of the Company (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 1,350,000 common shares, par value $0.125 per share, of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The common shares, par value $0.125 per share, of the Company to be outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock”.

The Company hereby confirms its agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1.                  Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement on Form S-3 (File No. 333-186617), including a base prospectus (the “Base Prospectus”) to be used in connection with the public offering and sale of the Shares. Such registration statement, as amended, including the information, if any, deemed pursuant to Rule 430A or 430B under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement.” Any preliminary prospectus supplement describing the offering of the Shares that is used prior to the filing of the Prospectus (as defined below), together with the Base Prospectus, is called a “Preliminary Prospectus,” and the term “Prospectus” means the final prospectus supplement to the Base Prospectus that describes the offering of the Shares in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. Any reference in this Agreement to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act, as of the effective date of the Registration Statement or the date of such Preliminary Prospectus or the Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) that are deemed to be incorporated by reference therein. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex D, the “Pricing Disclosure Package”): a Preliminary Prospectus dated February 12, 2013 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed in section a. on Annex D hereto.

“Applicable Time” means 4:45 P.M., New York City time, on February 14, 2013.

2.                  Purchase of the Shares by the Underwriters.

(a)                The Company agrees to issue and sell the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto at a price per share (the “Purchase Price”) of $27.695.

In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares. The Option Shares may be purchased solely for the purpose of covering sales of shares in excess of the number of the Underwritten Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 10 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the fifth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 10 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

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(b)               The Company understands that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c)                Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Underwritten Shares, at 10:00 A.M., New York City time, on February 21, 2013, or at such other time on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Shares, on the date and at the time specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date,” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of DTC or its designated custodian not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d)               The Company acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company.

3.                  Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

(a)                Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act and did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

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(b)               Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(c)                Issuer Free Writing Prospectus. Other than the Registration Statement, any Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex D hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, when taken together with any Issuer Free Writing Prospectus delivered prior to such applicable date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)               Registration Statement and Prospectus. The Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 7(b) hereof.

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(e)                Incorporated Documents. The documents incorporated by reference in the Registration Statement, the Prospectus and the Pricing Disclosure Package, when they were filed with the Commission conformed in all material respects to the requirements of the Exchange Act, and none of such documents contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, the Prospectus or the Pricing Disclosure Package, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)                Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as applicable, and present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries as of the dates indicated and their results of operations and cash flows for the periods specified; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement present fairly, in all material respects, the information required to be stated therein; and the other financial information included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby.

(g)                No Material Adverse Change. Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been (A) any material change in the capital stock (other than the issuance of Common Shares upon exercise or settlement of equity awards described as outstanding in, and the grant of options and other equity awards under existing equity compensation plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and the Shares to be issued and sold hereunder), short-term debt or long-term debt of the Company or any of its subsidiaries, taken as a whole, or (B) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock (other than regular quarterly dividends on the Stock), or (C) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole; and (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case with respect to clause (i), (ii) and (iii) above as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

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(h)               Organization and Good Standing. The Company and each of its subsidiaries that, as of December 31, 2012, was a “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) of the Company as listed on Annex A (each, a “Significant Subsidiary”) have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, financial position or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”). The Company does not have any “significant subsidiaries” (as such term is defined in Rule 1-02 of Regulation S-X) as of December 31, 2012 other than those listed on Annex A.

(i)                 Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; all the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, including, without limitation, the concurrent offering of the Company’s depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of 7.00% Series A Mandatory Convertible Preferred Stock, Class A (the “Preferred Stock”), the Preferred Stock, the Common Stock into which the Preferred Stock is convertible and equity awards under the Company’s equity compensation plans, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any Significant Subsidiary, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each wholly owned Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party (“Lien”).

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(j)                 Stock Options. The Company does not have any stock options currently outstanding under its equity compensation plans.

(k)               Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(l)                 Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(m)             The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be validly issued, fully paid and non-assessable and will conform in all material respects to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(n)               Description of the Underwriting Agreement. The statements in the Registration Statement, the Pricing Disclosure Package and the Prospectus insofar as they summarize provisions of the Underwriting Agreement, fairly summarize these provisions in all material respects.

(o)               No Violation or Default. Neither the Company nor any Significant Subsidiary is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default in the performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(p)               No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any Significant Subsidiary is a party or by which the Company or any Significant Subsidiary is bound or to which any of the property or assets of the Company or any Significant Subsidiary is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any Significant Subsidiary or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any Significant Subsidiary or any of their properties, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect or a material adverse effect on the consummation of the transactions contemplated hereby.

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(q)               No Consents Required. No consent, approval, authorization, order or registration of, or filing with, any governmental agency or body or any court is required in connection with the execution, delivery and performance by the Company of this Agreement, or in connection with the issuance and sale of the Shares by the Company to the Underwriters, and compliance by the Company with the terms hereof and the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, orders and registrations as have been obtained by the Company and except (i) for the registration of the Shares under the Securities Act, (ii) periodic and other reporting requirements under the Exchange Act or (iii) as may be required under state securities or “blue sky” laws.

(r)                 Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to have a Material Adverse Effect; and to the Company’s knowledge, no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus

(s)                Independent Accountants. Deloitte & Touche LLP, who have audited certain financial statements of the Company and its subsidiaries is, to the knowledge of the Company, an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(t)                 Title to Real and Personal Property. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and the Significant Subsidiaries, either directly or indirectly, have good and marketable title to, or have valid rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its Significant Subsidiaries, in each case free and clear of all Liens, encumbrances and defects of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(u)               Title to Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) the Company and its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, trade secrets, know-how and other intellectual property necessary for the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and (ii) the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus does not conflict with any such rights of others, except in each case (i) and (ii) as would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries have not received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would, individually or in the aggregate, have a Material Adverse Effect.

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(v)               No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(w)              Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940.

(x)               Taxes. The Company and its subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof and have paid all taxes which are shown to be due and payable in such returns, except where (1) the failure to pay such taxes or file such tax returns would not reasonably be expected to have a Material Adverse Effect or (2) the obligation to pay such taxes is being contested in good faith; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been asserted against the Company or any of its subsidiaries or against any of their respective properties or assets, except for any deficiency that would not reasonably be expected to have a Material Adverse Effect.

(y)               Licenses and Permits. The Company and the Significant Subsidiaries possess all adequate licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties to conduct their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess would not reasonably be expected to result in a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any Significant Subsidiary has received notice of any revocation or modification of any such licenses, certificates, permits or authorization or has any reason to believe that any such license, certificate, permit and other authorization will not be renewed in the ordinary course, except, in any case, where such revocation, modification or non-renewal would not reasonably be expected to result in a Material Adverse Effect.

(z)                No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and to the Company’s knowledge, there is no existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or except as would not reasonably be expected to have a Material Adverse Effect.

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(aa)            Compliance with and Liability under Environmental Laws. (i) Except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus or except for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, the Company and its subsidiaries (a) are in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, (e) have not agreed to assume, undertake or provide indemnification for any liability of any other person under any Environmental Law, including any obligation for cleanup or remedial action and (f) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (c) none of the Company nor any of its subsidiaries anticipates material capital expenditures relating to any Environmental Laws. No property of the Company or any Significant Subsidiary is subject to any Lien under any Environmental Law.

(bb)           Hazardous Materials. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any Significant Subsidiary (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance ,waste, pollutant, contaminant, compound, mixture or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing or migrating in, into or through the environment, or in, into from or through any building or structure.

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(cc)            Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is subject to ERISA and is sponsored by the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of 1986, as amended (the “Code”)), for which the Company or any member of its “Controlled Group” would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, except for noncompliance that would not reasonably be expected to have a Material Adverse Effect; (ii) no non-exempt prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan, excluding transactions that would not reasonably be expected to have a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Sections 303, 304 and 305 of ERISA, the minimum funding standard of Section 412 of the Code or Sections 303, 304 and 305 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (iv) except as described in the Pricing Disclosure Package and the Prospectus, the fair market value of the assets of each Plan that is required to be funded exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) as of the relevant date or dates described in Pricing Disclosure Package and the Prospectus; (v) with respect to any Plan, no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability under Title IV of ERISA to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any material liability under Title IV of ERISA (other than for premiums owed to the PBGC, in the ordinary course and without default) in respect of a Plan; and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. Except as described in the Pricing Disclosure Package and the Prospectus, none of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans that are required to be funded by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year; or (y) a material increase in the Company and its subsidiaries’ “benefit obligations” (as reported in the financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year.

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(dd)           Disclosure Controls. The Company (including its consolidated subsidiaries) maintains a system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(ee)            Accounting Controls. The Company (including its consolidated subsidiaries) maintains a system of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that complies with the requirements of the Exchange Act and have been designed by, or under the supervision of, the Company’s principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(ff)             Insurance. The Company and its Significant Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance, in the Company’s reasonable belief, is in amounts and insures against such losses and risks as are adequate to protect the Company and its Significant Subsidiaries and their respective businesses; and neither the Company nor any of its Significant Subsidiaries has (i) received notice from any insurer or agent of such insurer that material capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(gg)            No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

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(hh)           Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and for the past three years have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(ii)               No Conflicts with Sanctions Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as an underwriter, advisor, investor or otherwise) of Sanctions.

(jj)               No Restrictions on Subsidiaries. No wholly owned Significant Subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Significant Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Significant Subsidiary from the Company or from transferring any of such Significant Subsidiary’s properties or assets to the Company or any other subsidiary of the Company, other than as set forth in that certain Facility Agreement (Bank Contingent Instrument Facility & Cash Advance Facility), dated March 31, 2010, between Cliffs Natural Resources Pty Ltd, the guarantors from time to time party thereto and National Australia Bank Limited, as the same has been, and may further be, amended, modified, supplemented or restated from time to time.

(kk)           No Broker’s Fees. Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(ll)               No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares.

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(mm)       No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(nn)           Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo)           Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp)           Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that the Company believes are reliable and accurate in all material respects.

(qq)           Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(rr)              Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act. At the time of filing the Registration Statement, the Company was a well-known seasoned issuer, as defined in Rule 405 under the Securities Act.

(ss)             eXtensible Business Reporting Language. The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

4.                  Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)                Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A or 430B under the Securities Act, as applicable, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; will file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for the remainder of the Prospectus Delivery Period (as defined below); and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 A.M., New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request. The Company will pay the registration fee for this offering within the time period required by Rule 456(b)(1) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date.

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(b)               Delivery of Copies. The Company will deliver, without charge, to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period, as many copies of the Prospectus (including all amendments and supplements thereto and documents incorporated by reference therein and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c)                Amendments or Supplements, Issuer Free Writing Prospectuses. During the Prospectus Delivery Period, before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object, provided, however, that with respect to any amendment or supplement through incorporation by reference of any report filed under the Exchange Act, the Company shall only be required to provide a copy of the proposed report prior to such filing without awaiting any objection from the Representatives.

(d)               Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when any amendment to the Registration Statement has been filed or becomes effective; (ii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (iv) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (v) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

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(e)                Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f)                Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)                Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h)               Clear Market. For a period of 90 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) the concurrent offering of the Company’s Depositary Shares, the Preferred Stock and the Common Stock into which the Preferred Stock is convertible, (C) any shares of the Stock of the Company issued upon the exercise or settlement of any equity awards under the Company’s equity compensation plans existing on the date hereof, (D) the grant of options and other equity awards under the Company’s equity compensation plans existing on the date hereof, and (E) any shares of Stock to be sold to the Company’s deferred compensation plans and savings plans existing on the date hereof. Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, except that such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the 90-day period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Stock constitutes “actively traded securities” (as defined in Regulation M) and each of the Underwriters has Rule 139 under the Securities Act available to them for publications or distributions of research reports about the Company.

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(i)                 Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares substantially as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds.”

(j)                 No Stabilization. The Company will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)               Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

(l)                 Reports. During the Prospectus Delivery Period, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided that the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)             Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

5.                  Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

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(a)                It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex D or prepared pursuant to Section 3(c) or Section 4(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b)               It has not used and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex E hereto without the consent of the Company; and provided, further, that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c)                It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

6.                  Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company of its covenants and other obligations hereunder and to the following additional conditions:

(a)                Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 4(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)               Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)                No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of, or guaranteed by, the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

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(d)               No Material Adverse Change. No event or condition of a type described in Section 3(g) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)                Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above.

(f)                Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Deloitte & Touche LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g)                Opinion and 10b-5 Statement of Counsel for the Company. (i) Jones Day, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex B hereto, and (ii) Carolyn Cheverine, Vice President, General Counsel and Secretary, shall have furnished to the Representatives her written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex C hereto.

(h)               Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Davis Polk & Wardwell LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

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(i)                 No Legal Impediment to Issuance. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares.

(j)                 Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company in the State of Ohio and of each Significant Subsidiary organized in the United States of America or any state thereof evidence of the good standing of such Significant Subsidiary in the jurisdiction of its organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(k)               Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

(l)                 Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit A hereto, between you and executive officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(m)             Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7.                  Indemnification and Contribution.

(a)                Indemnification of the Underwriters. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, selling agents, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees (to the extent permitted in subsection (c) below) and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

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(b)               Indemnification of the Company. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession figure appearing in the fifth paragraph under the caption “Underwriting (Conflicts of Interest)” and the information contained in the twelfth and thirteenth paragraphs under the caption “Underwriting (Conflicts of Interest).”

(c)                Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under paragraph (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under paragraph (a) or (b) above. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, selling agents, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement, unless such failure to reimburse the Indemnified Person is based on a dispute with a good faith basis as to either the obligation of the Indemnifying Person arising under this Section 7 to indemnify the Indemnified Person or the amount of such obligation and the Indemnifying Party shall have notified the Indemnified Party of such good faith dispute prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

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(d)               Contribution. If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

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(f)                Non-Exclusive Remedies. The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

8.                  Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

9.                  Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange or The Nasdaq Stock Market; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

10.              Defaulting Underwriter.

(a)                If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 10, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

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(b)               If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)                If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 10 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 11 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)               Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

11.              Payment of Expenses.

(a)                Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters up to $5,000); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) all expenses incurred by the Company in connection with any “road show” presentation to potential investors; and (ix) all expenses and application fees related to the listing of the Shares on the New York Stock Exchange.

(b)               If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Shares for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the reasonable fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

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12.              Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

13.              Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company and the Underwriters contained in this Agreement or made by or on behalf of the Company or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company or the Underwriters.

14.              Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; and (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act.

15.              Miscellaneous.

(a)                Authority of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC or Merrill Lynch, Pierce, Fenner & Smith Incorporated shall be binding upon the Underwriters.

(b)               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, NY 10179 (fax: (212) 622-8358), Attention: Equity Syndicate Desk and c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, NY 10036 (fax: (646) 855-3073), Attention: Syndicate Department with a copy to ECM Legal (fax: (212) 230-8730). Notices to the Company shall be given to it at Cliffs Natural Resources Inc., 200 Public Square, Cleveland, Ohio 44114, Attention: Vice President, General Counsel and Secretary.

(c)                Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state.

(d)               Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)                Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

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(f)                Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

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If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CLIFFS NATURAL RESOURCES INC.

By:	/s/ Terrance M. Paradie
Name: Terrance M. Paradie Title: Senior Vice President & Chief Financial Officer

By:	/s/ Matthew C. Bittner
Name: Matthew C. Bittner Title: Vice President & Treasurer

[Signature Page to Common Shares Underwriting Agreement]

Accepted: February 14, 2013

J.P. MORGAN SECURITIES LLC
Merrill Lynch, Pierce, Fenner & Smith

      Incorporated

For themselves and on behalf of the
several Underwriters listed
in Schedule 1 hereto.

J.P. MORGAN SECURITIES LLC

By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan Title: Managing Director

Merrill Lynch, Pierce, Fenner & Smith

      Incorporated

By:	/s/ Greg Kelly
Name: Greg Kelly Title: Managing Director and Global Head of Industrials Investment Banking

[Signature Page to Common Shares Underwriting Agreement]

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities LLC	3,780,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	3,330,000
Citigroup Global Markets Inc.	900,000
Wells Fargo Securities, LLC	270,000
BMO Capital Markets Corp.	180,000
KeyBanc Capital Markets Inc.	180,000
PNC Capital Markets LLC	180,000
HSBC Securities (USA) Inc.	90,000
The Huntingon Investment Company	90,000
Total	9,000,000

Schedule 1

Annex A

Significant Subsidiaries

The Bloom Lake Iron Ore Mine Limited Partnership

Cliffs Quebec Iron Mining Limited (f/k/a Consolidated Thompson Iron Mines Limited)

Cliffs Greene B.V.

Cliffs Canada Finance Inc.

Cliffs Netherlands B.V.

Cliffs Natural Resources Luxembourg S.a r.l.

Cliffs (Gibraltar) Holdings Limited Luxembourg SCS

Cliffs (Gibraltar) Holdings Limited

Cleveland-Cliffs International Holding Company

The Cleveland-Cliffs Iron Company

United Taconite LLC

Cliffs UTAC Holding LLC

Cliffs Minnesota Mining Company

Northshore Mining Company

Cliffs Asia Pacific Iron Ore Holdings Pty Ltd

Cliffs Asia Pacific Iron Ore Pty Ltd

Cliffs Natural Resources Pty Ltd

Cliffs Natural Resources Holdings Pty Ltd

Cliffs TIOP, Inc.

Tilden Mining Company L.C.

Cliffs (Gibraltar) Limited

Annex A

Annex D

a.	Issuer Free Writing Prospectuses included in the Pricing Disclosure Package

1.	Final Term Sheet dated February 14, 2013, substantially in the form set forth in Annex E hereto

2.	Free Writing Prospectus dated February 13, 2013, substantially in the form set forth in Annex F hereto

b.	Other Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

•	Electronic (Netroadshow) road show of the Company relating to the offering of the Shares dated February 13, 2013

c.	Pricing Information Provided Orally by Underwriters

Price of Underwritten Shares to the public: $29.00

Number of Underwritten Shares: 9,000,000

Annex D

Annex E

Filed Pursuant to Rule 433

Registration No. 333-186617

February 14, 2013

CLIFFS NATURAL RESOURCES INC.

Pricing Term Sheet

Annex E-1

Pricing Term Sheet	Free Writing Prospectus
dated as of February 14, 2013	Filed pursuant to Rule 433
Relating to the
Preliminary Prospectus Supplements each dated February 12, 2013 to the
Prospectus dated February 12, 2013
Registration No. 333-186617

Cliffs Natural Resources Inc.

Concurrent Offerings of
9,000,000 Common Shares, par value $0.125 per Share
(the “Common Shares Offering”)
and
27,000,000 Depositary Shares
Each Representing a 1/40th Interest in a Share of
7.00% Series A Mandatory Convertible Preferred Stock, Class A
(the “Depositary Shares Offering”)

The information in this pricing term sheet relates only to the Common Shares Offering and the Depositary Shares Offering and should be read together with (i) the preliminary prospectus supplement dated February 12, 2013 relating to the Common Shares Offering (the “Common Shares Preliminary Prospectus Supplement”), including the documents incorporated by reference therein, (ii) the preliminary prospectus supplement dated February 12, 2013 relating to the Depositary Shares Offering (the “Depositary Shares Preliminary Prospectus Supplement”), including the documents incorporated by reference therein and (iii) the related base prospectus dated February 12, 2013, each filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, Registration No. 333-186617. Neither the Common Shares Offering nor the Depositary Shares Offering is contingent on the successful completion of the other offering. Terms not defined in this pricing term sheet have the meanings given to such terms in the Common Shares Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as applicable. All references to dollar amounts are references to U.S. dollars.

Issuer:	Cliffs Natural Resources Inc.

Ticker / Exchange for Common Shares:	CLF / The New York Stock Exchange (“NYSE”)

Trade Date:	February 15, 2013.

Settlement Date:	February 21, 2013.

Common Shares Offering

Common Shares Offered:	9,000,000 Common Shares

Option for Underwriters to Purchase Additional Common Shares:	1,350,000 additional Common Shares

NYSE Last Reported Sale Price of Common Shares on February 14, 2013:	$29.48 per Common Share

Annex E-2

	Per Common Share	Total
Public Offering Price	$29.000	$261,000,000
Underwriting Discounts and Commissions	$1.305	$11,745,000
Proceeds to the Issuer (Before Expenses)	$27.695	$249,255,000

CUSIP / ISIN:	18683K 101 / US18683K1016

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated
Lead Managers:	Citigroup Global Markets Inc. Wells Fargo Securities, LLC
Co-Managers:	BMO Capital Markets Corp. KeyBanc Capital Markets Inc. PNC Capital Markets LLC HSBC Securities (USA) Inc. The Huntington Investment Company

Depositary Shares Offering

Depositary Shares Offered:	27,000,000 Depositary Shares, each of which represents a 1/40th interest in a share of the Issuer’s 7.00% Series A Mandatory Convertible Preferred Stock, Class A (the “Mandatory Convertible Preferred Stock”). At the consummation of the Depositary Shares Offering, the Issuer will issue 675,000 shares of Mandatory Convertible Preferred Stock, subject to the underwriters’ option to purchase additional Depositary Shares to cover over-allotments.

Over-Allotment Option:	4,050,000 additional Depositary Shares (corresponding to 101,250 additional shares of the Mandatory Convertible Preferred Stock).

	Per Depositary Share	Total
Public Offering Price	$25.00	$675,000,000
Underwriting Discounts and Commissions	$0.75	$20,250,000
Proceeds to the Issuer (Before Expenses)	$24.25	$654,750,000

Dividends:

7.00% of the liquidation preference of $1,000 per share of the Mandatory Convertible Preferred Stock per year. Dividends will accumulate from the Settlement Date and, to the extent that the Issuer is legally permitted to pay dividends and the Issuer’s board of directors declares a dividend payable with respect to the Mandatory Convertible Preferred Stock, the Issuer will pay such dividends in cash.

Dividends that are declared will be payable on the Dividend Payment Dates to holders of record on the immediately preceding January 15, April 15, July 15 or October 15 (each a “Record Date”), whether or not such holders convert their Depositary Shares, or such Depositary Shares are automatically converted, after a Record Date and on or prior to the immediately succeeding Dividend Payment Date.

Annex E-3

If declared, the expected dividend payable on the first Dividend Payment Date is $13.6111 per share of Mandatory Convertible Preferred Stock (equivalent to $0.3402775 per Depositary Share). If declared, each subsequent dividend is expected to be $17.50 per share of Mandatory Convertible Preferred Stock (equivalent to $0.4375 per Depositary Share).

Conforming changes shall be made to the Depositary Shares Preliminary Prospectus Supplement to reflect the change in the record dates thereunder of February 1, May 1, August 1 and November 1 of each year to the Record Dates set forth in the immediately preceding paragraph, including, but not limited to, replacing all references in the Depositary Shares Preliminary Prospectus Supplement to May 1, 2013 with April 15, 2013 and to February 1, 2016 with January 15, 2016.

Dividend Payment Dates:	If declared, February 1, May 1, August 1 and November 1 of each year, commencing on May 1, 2013 and to, and including, February 1, 2016.
Conforming changes shall be made to the Depositary Shares Preliminary Prospectus Supplement to reflect the change in the dividend payment dates thereunder of February 15, May 15, August 15 and November 15 of each year, commencing on May 15, 2013 and to, and including, February 15, 2016, to the Dividend Payment Dates set forth in the immediately preceding paragraph, including, but not limited to, replacing all references in the Depositary Shares Preliminary Prospectus Supplement to May 15, 2013 with May 1, 2013 and to February 15, 2016 with February 1, 2016. In addition, the date “February 15” in the fifth full paragraph on page S-46 of the Depositary Shares Preliminary Prospectus Supplement shall be replaced with the date “February 1”.
Mandatory Conversion Date:	The third business day immediately following the last trading day of the 20 consecutive trading day period beginning on, and including, the 23rd scheduled trading day immediately preceding February 1, 2016.
Initial Price:	Approximately $29.00, which is equal to $1,000, divided by the Maximum Conversion Rate.
Threshold Appreciation Price:	Approximately $35.53, which represents a premium of approximately 22.50% over the Initial Price and is equal to $1,000, divided by the Minimum Conversion Rate.
Floor Price:	$10.15 (approximately 35% of the Initial Price).
Conversion Rate per Share of Mandatory Convertible Preferred Stock:

The conversion rate for each share of Mandatory Convertible Preferred Stock will not be more than 34.4840 Common Shares and not less than 28.1480 Common Shares (respectively, the “Maximum Conversion Rate” and “Minimum Conversion Rate”) (and, correspondingly, the conversion rate for each Depositary Share will not be more than 0.8621 Common Shares and not less than 0.7037 Common Shares), depending on the applicable market value (as defined in the Depositary Shares Preliminary Prospectus Supplement) of the Common Shares, subject to certain anti-dilution adjustments.

The following table illustrates the conversion rate per share of the Mandatory Convertible Preferred Stock, subject to certain anti-dilution adjustments described in the Depositary Shares Preliminary Prospectus Supplement, based on the applicable market value of the Common Shares:

Annex E-4

Applicable Market Value of the Common Shares	Conversion Rate per Share of Mandatory Convertible Preferred Stock
Greater than the Threshold Appreciation Price Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price Less than the Initial Price	28.1480 Common Shares Between 28.1480 and 34.4840 Common Shares, determined by dividing $1,000 by the applicable market value 34.4840 Common Shares

The following table illustrates the conversion rate per Depositary Share, subject to certain anti-dilution adjustments described in the Depositary Shares Preliminary Prospectus Supplement, based on the applicable market value of the Common Shares:

	Applicable Market Value of the Common Shares	Conversion Rate per Depositary Share
	Greater than the Threshold Appreciation Price Equal to or less than the Threshold Appreciation Price but greater than or equal to the Initial Price Less than the Initial Price	0.7037 Common Shares Between 0.7037 and 0.8621 Common Shares, determined by dividing $25 by the applicable market value 0.8621 Common Shares

Optional Conversion:	At any time prior to February 1, 2016, other than during the fundamental change conversion period (as defined in the Depositary Shares Preliminary Prospectus Supplement), a holder of Mandatory Convertible Preferred Stock may elect to convert such holder’s shares of Mandatory Convertible Preferred Stock at the Minimum Conversion Rate of 28.1480 Common Shares per share of Mandatory Convertible Preferred Stock (equivalent to 0.7037 Common Shares per Depositary Share), subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement. Because each Depositary Share represents a 1/40th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may only convert its Depositary Shares in lots of 40 Depositary Shares.

Annex E-5

Fundamental Change:	If a fundamental change (as defined in the Depositary Shares Preliminary Prospectus Supplement) occurs on or prior to February 1, 2016, holders of the Mandatory Convertible Preferred Stock will have the right to convert their shares of Mandatory Convertible Preferred Stock, in whole or in part, into Common Shares at the fundamental change conversion rate (as defined in the Depositary Shares Preliminary Prospectus Supplement) during the period beginning on, and including, the effective date (as defined in the Depositary Shares Preliminary Prospectus Supplement) of such fundamental change and ending on, and including, the date that is 20 calendar days after such effective date (or, if earlier, the Mandatory Conversion Date). The following table sets forth the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock based on the effective date of the fundamental change and the stock price (as defined in the Depositary Shares Preliminary Prospectus Supplement) in the fundamental change:

Stock Price on Effective Date
Effective Date	$15.00	$20.00	$25.00	$29.00	$32.00	$35.53	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$80.00	$90.00
February 21, 2013	28.5480	28.7280	28.5040	28.2760	28.1200	27.9680	27.8280	27.7280	27.6760	27.6600	27.6640	27.6840	27.7120	27.7800	27.8480
February 1, 2014	30.5640	30.4040	29.8080	29.3000	28.9600	28.6320	28.3160	28.0880	27.9480	27.8760	27.8440	27.8400	27.8480	27.8880	27.9360
February 1, 2015	32.6680	32.4240	31.4840	30.5560	29.9120	29.2840	28.7080	28.3160	28.1080	28.0080	27.9720	27.9640	27.9720	28.0000	28.0320
February 1, 2016	34.4840	34.4840	34.4840	34.4840	31.2520	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480	28.1480

The exact stock price and effective date may not be set forth on the table, in which case:

•	if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be determined by straight-line interpolation between the fundamental change conversion rates per share of Mandatory Convertible Preferred Stock set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $90.00 per share (subject to adjustment in the same manner and at the same time as the stock price set forth in the first row of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Minimum Conversion Rate, subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement; and

•	if the stock price is less than $15.00 per share (subject to adjustment in the same manner and at the same time as the stock price set forth in the first row of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per share of Mandatory Convertible Preferred Stock will be the Maximum Conversion Rate, subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement.

Annex E-6

The following table sets forth the fundamental change conversion rate per Depositary Share based on the effective date of the fundamental change and the stock price in the fundamental change:

Stock Price on Effective Date
Effective Date	$15.00	$20.00	$25.00	$29.00	$32.00	$35.53	$40.00	$45.00	$50.00	$55.00	$60.00	$65.00	$70.00	$80.00	$90.00
February 21, 2013	0.7137	0.7182	0.7126	0.7069	0.7030	0.6992	0.6957	0.6932	0.6919	0.6915	0.6916	0.6921	0.6928	0.6945	0.6962
February 1, 2014	0.7641	0.7601	0.7452	0.7325	0.7240	0.7158	0.7079	0.7022	0.6987	0.6969	0.6961	0.6960	0.6962	0.6972	0.6984
February 1, 2015	0.8167	0.8106	0.7871	0.7639	0.7478	0.7321	0.7177	0.7079	0.7027	0.7002	0.6993	0.6991	0.6993	0.7000	0.7008
February 1, 2016	0.8621	0.8621	0.8621	0.8621	0.7813	0.7037	0.7037	0.7037	0.7037	0.7037	0.7037	0.7037	0.7037	0.7037	0.7037

The exact stock price and effective date may not be set forth on the table, in which case:

•	if the stock price is between two stock prices on the table or the effective date is between two effective dates on the table, the fundamental change conversion rate per Depositary Share will be determined by straight-line interpolation between the fundamental change conversion rates per Depositary Share set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is in excess of $90.00 per share (subject to adjustment in the same manner and at the same time as the stock price set forth in the first row of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Minimum Conversion Rate, divided by 40, subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement; and

•	if the stock price is less than $15.00 per share (subject to adjustment in the same manner and at the same time as the stock price set forth in the first row of the table above as described in the Depositary Shares Preliminary Prospectus Supplement), then the fundamental change conversion rate per Depositary Share will be the Maximum Conversion Rate, divided by 40, subject to adjustment as described in the Depositary Shares Preliminary Prospectus Supplement.

Because each Depositary Share represents a 1/40th fractional interest in a share of Mandatory Convertible Preferred Stock, a holder of Depositary Shares may only convert its Depositary Shares upon the occurrence of a fundamental change in lots of 40 Depositary Shares.

Discount Rate for Purposes of Accumulated Dividend Amount:	The discount rate for purposes of determining the accumulated dividend amount (as defined in the Depositary Shares Prospectus Supplement) equals 5.00% per annum.

Listing:	The Issuer will apply to list the Depositary Shares on The New York Stock Exchange under the symbol “CLV” and expects trading on The New York Stock Exchange to begin within 30 days of the Settlement Date.

Annex E-7

CUSIP / ISIN for the Depositary Shares:	18683K 408 / US18683K4085

CUSIP / ISIN for the Mandatory Convertible Preferred Stock:	18683K 507 / US18683K5074

Joint Book-Running Managers:	J.P. Morgan Securities LLC Merrill Lynch, Pierce, Fenner & Smith Incorporated Citigroup Global Markets Inc.

Lead Managers:	Wells Fargo Securities, LLC BMO Capital Markets Corp.

Co-Managers:	Credit Agricole Securities (USA) Inc. Mizuho Securities USA Inc. Scotia Capital (USA) Inc. TD Securities (USA) LLC

_________________________________

The Issuer has filed a registration statement (including a prospectus and related preliminary prospectus supplements for the offerings) with the U.S. Securities and Exchange Commission (the “SEC”) for the offerings to which this communication relates. Before you invest, you should read the Common Shares Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as the case may be, the accompanying prospectus in that registration statement and the other documents the Issuer has filed with the SEC for more complete information about the Issuer and the Common Shares Offering and the Depositary Shares Offering. You may get these documents for free by visiting EDGAR on the SEC’s website at http://www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan Securities LLC at J.P. Morgan Securities LLC, Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, 866-803-9204; or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 866-500-5408.

This communication should be read in conjunction with the Common Shares Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as the case may be, and the accompanying prospectus. The information in this communication supersedes the information in the Common Shares Preliminary Prospectus Supplement or the Depositary Shares Preliminary Prospectus Supplement, as the case may be, and the accompanying prospectus to the extent it is inconsistent with the information in such preliminary prospectus supplement or the accompanying prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Annex E-8

Annex F

Free Writing Prospectus

Annex F-1

Issuer Free Writing Prospectus
Filed Pursuant to Rule 433
Registration No. 333-186617
February 13, 2013

CONTINUED INVESTMENT IN BLOOM LAKE EXPECTED TO SIGNIFICANTLY INCREASE PRODUCTION VOLUMES AND REDUCE COSTS

CURRENT BUSINESS PLAN OBJECTIVES

SALES PROFILE
(MILLION METRIC TONS)

14.0 – 14.5
6.5 – 7.0
2013 Outlook
Phase I & Phase II

BLOOM LAKE CAPITAL EXPENDITURES
($ MILLIONS)

Phase II expansion
2011 & 2012
$734
Phase II expansion[1]
Remaining
$900

CASH COSTS
($ PER METRIC TON)

$85-$90
$70-$75
Mid-$60s
2013 Outlook
Targeted Phase I cash costs
Long-term

2013 Outlook Targeted Phase I cash costs Long-term CONTINUED INVESTMENT IN BLOOM LAKE EXPECTED TO SIGNIFICANTLY INC REASE PRODUCTION VOLUMES AND REDUCE COSTS SALES PROFILE (MILLION METRIC TONS) Source: Management estimates, company filings and earnings releases 1 Excludes sustaining capital BLOOM LAKE CAPITAL EXPENDITURES ($ MILLIONS) CASH COSTS ($ PER METRIC TON) 2013 Outlook Phase I & Phase II $85 - $90 • Phase II construction expected to be completed in 2014/2015 • Total remaining expansion capital expenditure at Bloom Lake estimated at $900 million during Phase II construction − Excludes sustaining capital • Targeting a 100%+ increase in run - rate production • Targeting a significant reduction in cash cost per ton $734 $900 Remaining 2011 & 2012 $70 - $75 Mid - $60s Phase II expansion Phase II expansion 1 CURRENT BUSINESS PLAN OBJECTIVES 6.5 – 7.0 14.0 – 14.5

Annex F-2

Cautionary Note on Forward-Looking Statements

This document contains certain “forward-looking” statements within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of predictive, future-tense or forward-looking terminology, such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “will” or similar terms. These statements speak only as of the date of this document and we undertake no ongoing obligation, other than that imposed by law, to update these statements. These statements relate to, among other things, our intent, belief or current expectations of our directors or our officers with respect to: our future financial condition; results of operations or prospects; estimates of our economic iron ore and coal reserves; our business and growth strategies; and our financing plans and forecasts. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may differ materially from those contained in or implied by the forward-looking statements as a result of various factors, some of which are unknown, including, without limitation: uncertainty or weaknesses in global economic conditions, including downward pressure on prices, reduced market demand and any slowing of the economic growth rate in China; trends affecting our financial condition, results of operations or future prospects, particularly the continued volatility of iron ore and coal prices; our ability to successfully integrate acquired companies into our operations and achieve post-acquisition synergies, including without limitation, Cliffs Quebec Iron Mining Limited (formerly Consolidated Thompson Iron Mining Limited, or Consolidated Thompson); our ability to successfully identify and consummate any strategic investments and complete planned divestitures; the outcome of any contractual disputes with our customers, joint venture partners or significant energy, material or service providers or any other litigation or arbitration; the ability of our customers and joint venture partners to meet their obligations to us on a timely basis or at all; our ability to reach agreement with our iron ore customers regarding modifications to sales contract pricing escalation provisions to reflect a shorter-term or spot-based pricing mechanism; the impact of price-adjustment factors on our sales contracts; changes in sales volume or mix; our actual economic iron ore and coal reserves or reductions in current mineral estimates, including whether any mineralized material qualifies as a reserve; the impact of our customers using other methods to produce steel or reducing their steel production; events or circumstances that could impair or adversely impact the viability of a mine and the carrying value of associated assets; the results of prefeasibility and feasibility studies in relation to projects; impacts of existing and increasing governmental regulation and related costs and liabilities, including failure to receive or maintain required operating and environmental permits, approvals, modifications or other authorization of, or from, any governmental or regulatory entity and costs related to implementing improvements to ensure compliance with regulatory changes; our ability to cost effectively achieve planned production rates or levels; uncertainties associated with natural disasters, weather conditions, unanticipated geological conditions, supply or price of energy, equipment failures and other unexpected events; adverse changes in currency values, currency exchange rates, interest rates and tax laws; availability of capital and our ability to maintain adequate liquidity and successfully implement our financing plans; our ability to maintain appropriate relations with unions and employees and enter into or renew collective bargaining agreements on satisfactory terms; risks related to international operations; availability of capital equipment and component parts; the potential existence of significant deficiencies or material weakness in our internal control over financial reporting; problems or uncertainties with productivity, tons mined, transportation, mine-closure obligations, environmental liabilities, employee-benefit costs and other risks of the mining industry; and other risks described in our reports filed with the SEC. These factors and the other risk factors described in this document, including the exhibits attached hereto, are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. The forward-looking statements contained in this document are made as of the date of this document and, accordingly, are subject to change after such date. Except as may be required by applicable securities laws, Cliffs does not undertake any obligation to update or revise any forward-looking statements contained in this document, whether as a result of new information, future events or otherwise.

Annex F-3

Registration statement
The Company has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from J.P. Morgan Securities LLC at J.P. Morgan Securities LLC, Attn: Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, New York 11717, 866-803-9204; or Merrill Lynch, Pierce, Fenner & Smith Incorporated at 866-500-5408.

Annex F-4

Exhibit A

FORM OF LOCK-UP AGREEMENT

February [__], 2013

J.P. MORGAN SECURITIES LLC
Merrill Lynch, Pierce, Fenner & Smith

Incorporated

As Representatives of

   the several Underwriters listed in
   Schedule 1 to the Underwriting

   Agreement referred to below

c/o	J.P. Morgan Securities LLC
383 Madison Avenue
New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

      Incorporated

One Bryant Park

New York, New York 10036

Re:     Cliffs Natural Resources Inc. --- Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Cliffs Natural Resources Inc., an Ohio corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common shares, par value $0.125 per share, of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, the undersigned will not, during the period ending 90 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any common shares, $0.125 per share par value, of the Company (the “Common Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares (including without limitation, Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Shares or any security convertible into or exercisable or exchangeable for Common Shares, in each case other than: (A) the transfer of Common Shares to the Company to satisfy any payment or withholding obligations in connection with the vesting, exercise or settlement of any equity awards under the Company’s equity compensation plans in existence on the date hereof; (B) the transfer of Common Shares by will or intestacy; (C) transfers of Common Shares as a bona fide gift or gifts; (D) transfers of Common Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); and (E) the establishment of, but not any sales pursuant to, a Rule 10b5-1 plan; provided that in the case of any transfer or distribution pursuant to clause (B), (C) or (D), each transferee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; provided, further, that in the case of any transfer or distribution, no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the 90-day restricted period referred to above or for transfers made pursuant to clause (A) above a filing on Form 4 made when required); provided, further, that in the case of any establishment of a Rule 10b5-1 plan, no filing by any party under the Securities Exchange Act of 1934, as amended, or other public announcement shall be required or shall be made voluntarily in connection with such establishment of a Rule 10b5-1 plan (other than any disclosure in a filing pursuant to Section 16 of the Securities Exchange Act of 1934, as amended) without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated on behalf of the Underwriters, unless such party is required to do so by applicable law or the rules and regulations of any applicable stock exchange upon which the Common Shares are listed; and provided, further, that during the period beginning on the earlier of (i) the date on which the Underwriters exercise their option to purchase Option Shares (as defined in the Underwriting Agreement) or (ii) the date that is 20 days after the date of the Prospectus, and ending on the last day of the 90-day restricted period, the restrictions imposed by this Letter Agreement shall only apply with respect to eighty-percent (80%) of the Common Shares beneficially owned by the undersigned as of the date of this Letter Agreement. Nothing herein shall prohibit the exercise or settlement of any equity awards under the Company’s equity compensation plans in existence on the date hereof, however, any Common Shares received upon such exercise or settlement will be subject to the 90-day restricted period referred to above.

Exhibit A-1

Notwithstanding the foregoing, if (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 90-day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, except that such extension will not apply if, within three business days prior to the 15th calendar day before the last day of the 90-day period, the Company delivers a certificate, signed by the Chief Financial Officer or Chief Executive Officer of the Company, certifying on behalf of the Company that the Common Shares are “actively traded securities” (as defined in Regulation M) and each of the Underwriters has Rule 139 under the Rules and Regulations of the Securities Act of 1933, as amended, available to them for publications or distributions of research reports about the Company.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

Exhibit A-2

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Securities to be sold thereunder, the undersigned shall be released from, all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

[Signature Page Follows]

Exhibit A-3

Very truly yours,

By:
Name: Title:

Exhibit A-4